Exhibit 10.13

STARRY, INC.

AMENDED AND RESTATED 2014 STOCK OPTION AND GRANT PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Starry, Inc., a Delaware corporation, (the “Company”), pursuant to its Amended and Restated 2014 Stock Option and Grant Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”), an award of Restricted Stock Units (“RSUs”). Each RSU represents the right to receive, in accordance with this Grant Notice and the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (together, the “Agreement”), one share of the Company’s Nonvoting Common Stock, par value $0.001 per share (“Stock”), upon the terms and conditions described herein and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. If the Company uses an electronic capitalization system (such as Carta) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed incorporated herein from the electronic capitalization system and considered part of this Agreement.

Participant:

Grant Date:

Total Number of RSUs:

Vesting Commencement Date:

Expiration Date:	7th Anniversary of the Grant Date.

Settlement of RSUs:	On each Vesting Date (as defined below), Participant shall become entitled to receive one share of Stock with respect to each RSU that vests on such Vesting Date. The shares to which Participant becomes entitled will be delivered to Participant on such date determined by the Company that shall in no event be later than March 15 of the calendar year following the calendar year during which such shares vested.

Vesting Schedule:

Two vesting requirements must be satisfied on or before the Expiration Date in order for an RSU to vest: a service-based requirement (the “Service-Based Requirement”) and a liquidity event requirement (the “Liquidity Event Requirement”). No RSUs will vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Service-Based Requirement and Liquidity Event Requirement are satisfied on or before the Expiration Date, the vesting date (“Vesting Date”) of an RSU will be the first date upon which both requirements were satisfied with respect to that particular RSU.

Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied (as to any then-outstanding RSU that has not theretofore been terminated pursuant to Section 3 of the Agreement) on the first to occur of: (1) the day following the expiration of the lock up period that is in effect following a Listing Event, provided that a Termination Event has not occurred prior to

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such time and (2) the consummation of a Sale Event, provided, that, in the event the Liquidity Event is the consummation of the transactions contemplated by that certain Letter of Intent, dated September 1, 2021, by and between FirstMark Horizon Acquisition Corp. and Starry, Inc., the Participant must have a Service Relationship with the Company through the closing date of such transactions to constitute a Liquidity Event for purposes of the Liquidity Event Requirement. A “Listing Event” shall occur if the Company consummates (i) an initial public offering or direct listing of any class of common stock of the company or any parent or subsidiary or successor of the company formed for the purpose of effecting such transaction or (ii) a merger (or similar transaction) with a special purpose acquisition company, the result of which is that any class of common stock of the Company or the parent or successor entity of the Company is listed on the New York Stock Exchange, the Nasdaq Stock Market or other securities exchange.

Service-Based Requirement: The Service-Based Requirement will be satisfied as to twenty-five percent (25%) of the RSUs on the one (1) year anniversary of the Vesting Commencement Date, provided that the Participant continues to have a Service Relationship with the Company at such time. Thereafter, the remaining seventy-five percent (75%) of the RSUs will achieve the Service-Based Requirement in twelve (12) equal quarterly installments at the end of each quarter following the one-(1) year anniversary of the date of the Vesting Commencement Date, provided that the Participant continues to have a Service Relationship with the Company at such time.

By Participant’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and this Agreement.

STARRY, INC.:		PARTICIPANT:

By:		By:
Print Name:		Print Name:
Title:
Address:	38 Chauncy St., Suite 200	Address:
Boston, MA 02111

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EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

1.    Grant. Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, Starry, Inc., a Delaware corporation (the “Company”), has granted to the individual set forth in the Grant Notice (the “Participant”) that number of Restricted Stock Units (“RSUs”) set forth in the Grant Notice under the Company’s Amended and Restated 2014 Stock Option and Grant Plan (as may be amended from time to time, the “Plan”), as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement, the Grant Notice and the Plan. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise. Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of RSUs is subject to the terms and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Agreement and the Plan.

2.    RSUs. On each Vesting Date, Participant shall become entitled to one share of Stock with respect to each RSU that vests on such Vesting Date. Unless and until an RSU vests, Participant will have no right to settlement in respect of any such RSU. The Company shall deliver the shares to which Participant becomes entitled on such date determined by the Company that shall in no event be later than March 15 of the calendar year following the calendar year during which such shares vested. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.    Vesting and Forfeiture.

(a)     Subject to Sections 3(b) and 3(c) below, the RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice.

(b)     Notwithstanding the foregoing, in the event of a Termination Event with respect Participant, all RSUs that have not satisfied the Service-Based Requirement on or prior to the date of such termination shall be immediately forfeited by Participant as of the date of such Termination Event without any payment of consideration therefor.

(c)    Further notwithstanding the foregoing, in the event that the Liquidity Event Requirement is not satisfied prior to the Expiration Date set forth in the Grant Notice, then the RSUs shall be forfeited by Participant as of the Expiration Date without any payment of consideration therefor.

4.    Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including Participant’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or the shares of Stock. The Company shall not be obligated to deliver shares of Stock (whether in book entry or certificated form) to Participant or Participant’s legal representative unless and until Participant shall have paid or otherwise satisfied in full the amount of all federal, state and local withholding taxes applicable to the taxable income of Participant arising in connection with the RSUs and/or the shares of Stock.

5.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Participant or any person claiming under or through Participant.

6.    Non-Transferability. Except as may be expressly determined by the Administrator, neither the RSUs nor any interest or right therein may be transferred in any manner except by will or by the laws of descent or distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7.    Distribution of Shares. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of shares of Stock unless such shares of Stock issuable upon such payment are then registered under the Securities Act or, if such shares of Stock are not then so registered, the Administrator has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any shares of Stock (whether in certificated or book-entry form) pursuant to this Agreement prior to the fulfillment of the conditions set forth in the Plan. In addition, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Stock or other securities under any applicable law or regulation, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Stock or other securities to Participant (or his or her estate, as applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will use reasonable efforts to meet the requirements of any such applicable law or regulation and to obtain any such consent or approval of any such governmental authority.

8.    Lock-Up Period. Participant hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any Listing Event, Participant shall not sell or otherwise transfer any shares of Stock or other securities of the Company during the one hundred eighty (180)-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act or in connection with any Listing Event, as applicable. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9.    Restrictions on Shares. Shares of Stock issued pursuant to the RSUs shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that such shares of Stock be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such shares of Stock shall be conditioned on Participant’s consent to such terms and conditions and/or Participant’s entering into such agreement or agreements. In addition, Participant acknowledges and agrees that delivery of any shares of Stock in respect of RSUs shall be subject to and conditioned upon Participant making such representations as the Administrator shall deem necessary or advisable, in its sole discretion.

10.    Securities Law Compliance. Participant agrees and acknowledges that Participant will not transfer in any manner the shares of Stock or other securities issued pursuant to the RSUs granted by this Agreement unless (a) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder, or (b) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by any applicable laws or regulations, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such applicable laws or regulations.

11.    No Effect on Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as a director, employee or Consultant of the Company or any parent or subsidiary thereof, or shall interfere with or restrict in any way the rights of the Company or any parent or subsidiary thereof, which rights are hereby expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Participant and the Company or any parent or subsidiary thereof.

12.    Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

13.    Investment Representations. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse or domestic partner, if applicable, that (a) Participant is holding the RSUs for Participant’s own account, and not for the account of any other person, and (b) Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities.

14.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. Participant represents that Participant has consulted with any tax consultants that Participant deems advisable in connection with the RSUs and that Participant is not relying on the Company for tax advice.

15.    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.

16.    Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17.    Code Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with all related Department of Treasury guidance, “Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice to the contrary, if the Administrator determines that the RSUs or any amounts payable under this Agreement may be subject to Section 409A, the shares underlying such RSUs shall be delivered on the sixtieth (60th) day following the date the RSUs vest and the Administrator may adopt such other amendments to the Plan, this Agreement or the Grant Notice or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Administrator determines to be necessary or appropriate to either (a) exempt the amounts payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such amounts, or (b) comply with the requirements of Section 409A; provided, however, that nothing in this Section 17 shall create any obligation on the part of the Company to adopt any such amendment or take any other action.

18.    Adjustments. Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.

19.    Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office, or to such other address as either party may designate in writing from time to time to the other party.

20.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

21.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of law.

22.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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